Exhibit 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
SECOND QUARTER 2012 OPERATING RESULTS

Houston, TEXAS (August 2, 2012) – Camden Property Trust (NYSE: CPT) today announced operating results for the three and six months ended June 30, 2012.

Funds From Operations (“FFO”)
FFO for the second quarter of 2012 totaled $0.89 per diluted share or $76.7 million, as compared to $0.40 per diluted share or $30.4 million for the same period in 2011.  FFO for the three months ended June 30, 2011 included: a $0.40 per diluted share impact related to a $29.8 million loss on the discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; and a $4.7 million or $0.06 per diluted share gain on sale of undeveloped land.

FFO for the six months ended June 30, 2012 totaled $1.72 per diluted share or $145.3 million, as compared to $1.12 per diluted share or $84.5 million for the same period in 2011.  FFO for the six months ended June 30, 2012 included a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units.  FFO for the six months ended June 30, 2011 included:  a $0.40 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.06 per diluted share gain on sale of undeveloped land; a net $3.3 million or $0.04 per diluted share impact related to the sale of an available-for-sale investment; and a $2.1 million or $0.03 per diluted share impact for General & Administrative (“G&A”) costs related to a one-time bonus awarded to all non-executive employees.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $21.8 million or $0.26 per diluted share for the second quarter of 2012, as compared to a net loss of $16.6 million or $0.23 per diluted share for the same period in 2011.  EPS for the three months ended June 30, 2011 included: a $0.42 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; and a $4.7 million or $0.07 per diluted share gain on sale of undeveloped land.

For the six months ended June 30, 2012, the Company reported EPS of $110.5 million or $1.32 per diluted share, as compared to a net loss of $9.3 million or $0.13 per diluted share for the same period in 2011.  EPS for the six months ended June 30, 2012 included: a $40.2 million or $0.48 per diluted share impact related to the gain on acquisition of the controlling interest in twelve joint ventures; a $32.5 million or $0.39 per diluted share impact related to the gain on sale of discontinued operations; and, a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units. EPS for the six months ended June 30, 2011 included: a $0.42 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.07 per diluted share gain on sale of undeveloped land; a net $3.3 million or $0.05 per diluted share impact related to gain on sale of an available-for-sale investment; a $2.1 million or $0.03 per diluted share impact for G&A costs related to a one-time bonus awarded to all non-executive employees; and a $1.1 million or $0.02 per diluted share impact from gain on sale of three joint venture interests.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 47,724 apartment homes included in consolidated same property results, second quarter 2012 same property NOI increased 8.6% compared to the second quarter of 2011, with revenues increasing 6.1% and expenses increasing 2.1%.  On a sequential basis, second quarter 2012 same property NOI increased 2.4% compared to the first quarter of 2012, with revenues increasing 2.2% and expenses increasing 1.9% compared to the prior quarter.  On a year-to-date basis, 2012 same property NOI increased 9.1%, with revenues increasing 6.4% and expenses increasing 2.3% compared to the same period in 2011. Same property physical occupancy levels for the portfolio averaged 95.3% during the second quarter of 2012, compared to 94.9% in both the second quarter of 2011 and first quarter of 2012.

The Company defines same property communities as communities owned and stabilized as of January 1, 2011, excluding properties held for sale and communities under major redevelopment.  A reconciliation of net income attributable to common shareholders to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
Camden acquired one multifamily community with 477 apartment homes located in Dallas, TX during the quarter for approximately $76.0 million.  Subsequent to quarter-end, the Company acquired a multifamily community with 223 apartment homes located in Atlanta, GA for approximately $25.3 million.

During the quarter the Company also acquired 4.7 acres of land located in Dallas, TX for future development of a multifamily community.

Development Activity
Construction was completed during the quarter at Camden Montague, a 192 apartment home project with a current cost of $20 million in Tampa, FL, which began leasing in February 2012 and is currently 99% leased.  Lease-ups continued during the quarter at three completed communities: Camden LaVina, a $56 million project with 420 apartment homes in Orlando, FL, which is currently 88% leased; Camden Summerfield II, a 187 apartment home project with a current cost of $25 million  in Landover, MD, which is currently 98% leased; and Camden Royal Oaks II, a $13 million project with 104 apartment homes in Houston, TX, which is currently 39% leased.  Lease-up activity is also underway at two communities which are currently under construction:  Camden Westchase Park, a $52 million project with 348 apartment homes in Tampa, FL which is currently 59% leased; and Camden Town Square, a $66 million project with 438 apartment homes in Orlando, FL which began leasing during the quarter and is currently 41% leased.

Construction began during the quarter at Camden Lamar Heights in Austin, TX, a $47 million project with 314 apartment homes, and continued at two additional wholly-owned development communities: Camden City Centre II in Houston, TX, a $36 million project with 268 apartment homes, and Camden NOMA in Washington, DC, a $110 million project with 320 apartment homes.  Construction also continued during the quarter on two joint venture communities: Camden Amber Oaks II in Austin, TX, a $25 million project with 244 apartment homes, which is currently 59% leased, and Camden South Capitol in Washington, DC, an $88 million project with 276 apartment homes.

Equity Issuance
During the second quarter, Camden issued 2,572,609 common shares through its at-the-market (“ATM”) share offering programs at an average price of $66.55 per share, for total net consideration of approximately $168.5 million.  Subsequent to quarter-end, the Company issued an additional 938,380 common shares through its ATM program at an average price of $69.34 per share, for total net consideration of approximately $64.1 million.  Year-to-date through July 2012, Camden has issued 4,215,234 common shares through its ATM programs at an average price of $66.73 per share, for total net consideration of approximately $276.9 million.

Earnings Guidance
Camden updated its earnings guidance for 2012 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2012 FFO is expected to be $3.50 to $3.58 per diluted share, and full-year 2012 EPS is expected to be $1.94 to $2.02 per diluted share.  Third quarter 2012 earnings guidance is $0.88 to $0.92 per diluted share for FFO and $0.30 to $0.34 per diluted share for EPS.  Guidance for EPS excludes potential future gains on the sale of properties.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s 2012 earnings guidance is based on projections of same property revenue growth between 5.5% and 6.5%, expense growth between 2.5% and 3.0%, and NOI growth between 7.5% and 8.5%.  Additional information on the Company’s 2012 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, August 3, 2012 at 11:00 a.m. Central Time to review its second quarter 2012 results and discuss its outlook for future performance.  To participate in the call, please dial (866) 843-0890 (Domestic) or (412) 317-9250 (International) by 10:50 a.m. Central Time and enter passcode: 7289205, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 200 properties containing 67,917 apartment homes across the United States.  Upon completion of seven properties under development, the Company's portfolio will increase to 70,125 apartment homes in 207 properties.  Camden was recently named by FORTUNE® Magazine for the fifth consecutive year as one of the “100 Best Companies to Work For” in America, ranking #7.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
OPERATING DATA	2012	2011	2012	2011
Property revenues
Rental revenues	$159,318	$138,167	$313,037	$274,002
Other property revenues	26,727	23,235	51,659	45,002
Total property revenues	186,045	161,402	364,696	319,004

Property expenses
Property operating and maintenance	51,119	46,232	100,338	91,038
Real estate taxes	19,338	17,558	37,709	34,902
Total property expenses	70,457	63,790	138,047	125,940

Non-property income
Fee and asset management	3,608	2,471	6,531	4,309
Interest and other income (loss)	(65)	86	(753)	4,857
Income (loss) on deferred compensation plans	(2,185)	1,375	5,601	7,329
Total non-property income	1,358	3,932	11,379	16,495

Other expenses
Property management	4,851	5,109	10,135	10,428
Fee and asset management	1,444	1,670	3,187	2,890
General and administrative	9,730	8,032	18,409	17,820
Interest	26,247	28,381	52,930	58,118
Depreciation and amortization	53,310	44,754	103,428	90,605
Amortization of deferred financing costs	900	1,890	1,812	3,417
Expense (benefit) on deferred compensation plans	(2,185)	1,375	5,601	7,329
Total other expenses	94,297	91,211	195,502	190,607

Gain on acquisition of controlling interests in joint ventures	-	-	40,191	-
Gain on sale of properties, including land	-	4,748	-	4,748
Gain on sale of unconsolidated joint venture interests	-	-	-	1,136
Loss on discontinuation of hedging relationship	-	(29,791)	-	(29,791)
Equity in income of joint ventures	632	16	998	390
Income (loss) from continuing operations before income taxes	23,281	(14,694)	83,715	(4,565)
Income tax expense - current	(434)	(256)	(658)	(1,576)
Income (loss) from continuing operations	22,847	(14,950)	83,057	(6,141)
Income from discontinued operations	-	895	353	1,687
Gain on sale of discontinued operations, net of tax	-	-	32,541	-
Net income (loss)	22,847	(14,055)	115,951	(4,454)
Less income allocated to noncontrolling interests from continuing operations	(1,084)	(781)	(1,909)	(1,337)
Less income, including gain on sale, allocated to noncontrolling interests from discontinued operations	-	(11)	(670)	(20)
Less income allocated to perpetual preferred units	-	(1,750)	(776)	(3,500)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	(2,075)	-
Net income (loss) attributable to common shareholders	$21,763	$(16,597)	$110,521	$(9,311)

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income (loss)	$22,847	$(14,055)	$115,951	$(4,454)
Other comprehensive income
Unrealized loss on cash flow hedging activities	-	(2,189)	-	(2,692)
Reclassification of net losses on cash flow hedging activities	-	33,786	-	39,552
Reclassification of gain on available-for-sale investment to earnings, net of tax	-	-	-	(3,309)
Reclassification of prior service cost on post retirement obligations	8	-	16	-
Comprehensive income	22,855	17,542	115,967	29,097
Less income allocated to noncontrolling interests from continuing operations	(1,084)	(781)	(1,909)	(1,337)
Less income, including gain on sale, allocated to noncontrolling interests from discontinued operations	-	(11)	(670)	(20)
Less income allocated to perpetual preferred units	-	(1,750)	(776)	(3,500)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	(2,075)	-
Comprehensive income attributable to common shareholders	$21,771	$15,000	$110,537	$24,240

PER SHARE DATA
Net income (loss) attributable to common shareholders - basic	$0.26	$(0.23)	$1.34	$(0.13)
Net income (loss) attributable to common shareholders - diluted	0.26	(0.23)	1.32	(0.13)
Income (loss) from continuing operations attributable to common shareholders - basic	0.26	(0.24)	0.95	(0.15)
Income (loss) from continuing operations attributable to common shareholders - diluted	0.26	(0.24)	0.94	(0.15)

Weighted average number of common and
common equivalent shares outstanding:
Basic	83,223	72,343	81,554	72,126
Diluted	83,846	72,343	84,461	72,126

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
FUNDS FROM OPERATIONS	2012	2011	2012	2011

Net income (loss) attributable to common shareholders (a)	$21,763	$(16,597)	$110,521	$(9,311)
Real estate depreciation from continuing operations	52,197	43,505	101,206	88,108
Real estate depreciation and amortization from discontinued operations	-	977	186	1,948
Adjustments for unconsolidated joint ventures	2,038	1,813	4,313	3,819
Income allocated to noncontrolling interests	709	653	1,802	1,036
(Gain) on acquisition of controlling interests in joint ventures	-	-	(40,191)	-
(Gain) on sale of discontinued operations, net of tax	-	-	(32,541)	-
(Gain) on sale of unconsolidated joint venture interests	-	-	-	(1,136)
Funds from operations - diluted	$76,707	$30,351	$145,296	$84,464

PER SHARE DATA
Funds from operations - diluted	$0.89	$0.40	$1.72	$1.12
Cash distributions	0.56	0.49	1.12	0.98

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	86,067	75,523	84,461	75,273

PROPERTY DATA
Total operating properties (end of period) (b)	199	196	199	196
Total operating apartment homes in operating properties (end of period) (b)	67,694	67,212	67,694	67,212
Total operating apartment homes (weighted average)	53,720	50,883	53,338	50,849
Total operating apartment homes - excluding discontinued operations (weighted average)	53,720	49,062	53,048	49,061

(a) Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the three and six months ended June 30, 2011.
(b) Includes joint ventures.

CAMDEN	BALANCE SHEETS
			(In thousands)

(Unaudited)	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2012	2012	2011	2011	2011
ASSETS
Real estate assets, at cost
Land	$893,910	$868,964	$768,016	$766,302	$760,397
Buildings and improvements	5,203,675	5,068,560	4,751,654	4,758,397	4,711,552
	6,097,585	5,937,524	5,519,670	5,524,699	5,471,949
Accumulated depreciation	(1,505,862)	(1,458,451)	(1,432,799)	(1,421,867)	(1,378,630)
Net operating real estate assets	4,591,723	4,479,073	4,086,871	4,102,832	4,093,319
Properties under development, including land	297,712	301,282	299,870	274,201	237,549
Investments in joint ventures	47,776	49,436	44,844	37,033	39,398
Properties held for sale	-	-	11,131	-	-
Total real estate assets	4,937,211	4,829,791	4,442,716	4,414,066	4,370,266
Accounts receivable - affiliates	29,940	29,742	31,035	31,395	30,401
Other assets, net (a)	88,002	89,706	88,089	87,657	90,346
Cash and cash equivalents	52,126	49,702	55,159	56,099	63,148
Restricted cash	5,295	5,074	5,076	5,357	4,898
Total assets	$5,112,574	$5,004,015	$4,622,075	$4,594,574	$4,559,059

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,381,152	$1,380,952	$1,380,755	$1,380,560	$1,380,368
Secured	1,015,260	1,050,154	1,051,357	1,052,544	1,053,699
Accounts payable and accrued expenses	87,041	105,370	93,747	97,613	78,460
Accrued real estate taxes	31,607	17,991	21,883	37,721	27,424
Distributions payable	49,135	47,594	39,364	39,319	38,966
Other liabilities (b)	83,471	90,423	109,276	111,043	123,829
Total liabilities	2,647,666	2,692,484	2,696,382	2,718,800	2,702,746

Commitments and contingencies

Perpetual preferred units	-	-	97,925	97,925	97,925

Equity
Common shares of beneficial interest	945	919	845	839	834
Additional paid-in capital	3,501,354	3,327,961	2,901,024	2,861,139	2,823,690
Distributions in excess of net income attributable to common shareholders	(674,221)	(648,074)	(690,466)	(700,897)	(676,367)
Treasury shares, at cost	(430,958)	(437,215)	(452,003)	(452,244)	(459,134)
Accumulated other comprehensive income (loss) (c)	(667)	(675)	(683)	201	93
Total common equity	2,396,453	2,242,916	1,758,717	1,709,038	1,689,116
Noncontrolling interests	68,455	68,615	69,051	68,811	69,272
Total equity	2,464,908	2,311,531	1,827,768	1,777,849	1,758,388
Total liabilities and equity	$5,112,574	$5,004,015	$4,622,075	$4,594,574	$4,559,059

(a) Includes:
net deferred charges of:	$14,432	$15,267	$16,102	$16,868	$14,484

(b) Includes:
deferred revenues of:	$2,012	$2,337	$2,140	$2,213	$2,181
distributions in excess of investments in joint ventures of:	$16,499	$16,298	$30,596	$31,799	$31,040
fair value adjustment of derivative instruments:	$5,918	$11,574	$16,486	$22,192	$27,977

(c) Represents the fair value adjustment of derivative instruments and amortization of prior service costs on post retirement obligations.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income (loss) attributable to common shareholders (a)	$21,763	$(16,597)	$110,521	$(9,311)
Real estate depreciation from continuing operations	52,197	43,505	101,206	88,108
Real estate depreciation and amortization from discontinued operations	-	977	186	1,948
Adjustments for unconsolidated joint ventures	2,038	1,813	4,313	3,819
Income allocated to noncontrolling interests	709	653	1,802	1,036
(Gain) on acquisition of controlling interests in joint ventures	-	-	(40,191)	-
(Gain) on sale of discontinued operations, net of tax	-	-	(32,541)	-
(Gain) on sale of unconsolidated joint venture interests	-	-	-	(1,136)
Funds from operations - diluted	$76,707	$30,351	$145,296	$84,464

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	83,846	72,343	84,461	72,126
FFO diluted	86,067	75,523	84,461	75,273

Net income (loss) attributable to common shareholders - diluted	$0.26	$(0.23)	$1.32	$(0.13)
FFO per common share - diluted	$0.89	$0.40	$1.72	$1.12

(a) Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the three and six months ended June 30, 2011.

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS). A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	3Q12 Range		2012 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.30	$0.34	$1.94	$2.02
Expected real estate depreciation from continuing operations	0.55	0.55	2.30	2.30
Expected real estate depreciation and amortization from discontinued operations	0.00	0.00	0.00	0.00
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.10	0.10
Expected income allocated to noncontrolling interests	0.01	0.01	0.04	0.04
Realized (gain) on acquisition of controlling interests in joint ventures	0.00	0.00	(0.49)	(0.49)
Realized (gain) on sale of discontinued operations, net of tax	0.00	0.00	(0.39)	(0.39)
Expected FFO per share - diluted	$0.88	$0.92	$3.50	$3.58

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers
NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs.
A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income (loss) attributable to common shareholders	$21,763	$(16,597)	$110,521	$(9,311)
Less: Fee and asset management income	(3,608)	(2,471)	(6,531)	(4,309)
Less: Interest and other (income) loss	65	(86)	753	(4,857)
Less: Income (loss) on deferred compensation plans	2,185	(1,375)	(5,601)	(7,329)
Plus: Property management expense	4,851	5,109	10,135	10,428
Plus: Fee and asset management expense	1,444	1,670	3,187	2,890
Plus: General and administrative expense	9,730	8,032	18,409	17,820
Plus: Interest expense	26,247	28,381	52,930	58,118
Plus: Depreciation and amortization	53,310	44,754	103,428	90,605
Plus: Amortization of deferred financing costs	900	1,890	1,812	3,417
Plus: Expense (benefit) on deferred compensation plans	(2,185)	1,375	5,601	7,329
Less: Gain on acquisition of controlling interests in joint ventures	-	-	(40,191)	-
Less: Gain on sale of properties, including land	-	(4,748)	-	(4,748)
Less: Gain on sale of unconsolidated joint venture interests	-	-	-	(1,136)
Plus: Loss on discontinuation of hedging relationship	-	29,791	-	29,791
Less: Equity in income of joint ventures	(632)	(16)	(998)	(390)
Plus: Income tax expense - current	434	256	658	1,576
Less: Income from discontinued operations	-	(895)	(353)	(1,687)
Less: Gain on sale of discontinued operations, net of tax	-	-	(32,541)	-
Plus: Income allocated to noncontrolling interests from continuing operations	1,084	781	1,909	1,337
Plus: Income, including gain on sale, allocated to noncontrolling interests from discontinued operations	-	11	670	20
Plus: Income allocated to perpetual preferred units	-	1,750	776	3,500
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	-	2,075	-
Net Operating Income (NOI)	$115,588	$97,612	$226,649	$193,064

"Same Property" Communities	$103,563	$95,360	$204,668	$187,616
Non-"Same Property" Communities	9,491	2,195	17,940	5,271
Development and Lease-Up Communities	1,536	-	2,216	-
Other	998	57	1,825	177
Net Operating Income (NOI)	$115,588	$97,612	$226,649	$193,064

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to noncontrolling interests.
The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.
A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income (loss) attributable to common shareholders	$21,763	$(16,597)	$110,521	$(9,311)
Plus: Interest expense	26,247	28,381	52,930	58,118
Plus: Amortization of deferred financing costs	900	1,890	1,812	3,417
Plus: Depreciation and amortization	53,310	44,754	103,428	90,605
Plus: Income allocated to perpetual preferred units	-	1,750	776	3,500
Plus: Write off of original issuance costs on redeemed perpetual preferred units	-	-	2,075	-
Plus: Income, including gain on sale, allocated to noncontrolling interests from discontinued operations	-	11	670	20
Plus: Income allocated to noncontrolling interests from continuing operations	1,084	781	1,909	1,337
Plus: Income tax expense - current	434	256	658	1,576
Plus: Real estate depreciation and amortization from discontinued operations	-	977	186	1,948
Less: Gain on sale of properties, including land	-	(4,748)	-	(4,748)
Less: Gain on sale of unconsolidated joint venture interests	-	-	-	(1,136)
Less: Gain on acquisition of controlling interests in joint ventures	-	-	(40,191)	-
Less: Equity in income of joint ventures	(632)	(16)	(998)	(390)
Less: Gain on sale of discontinued operations, net of tax	-	-	(32,541)	-
Plus: Loss on discontinuation of hedging relationship	-	29,791	-	29,791
EBITDA	$103,106	$87,230	$201,235	$174,727